Filed pursuant to Rule 424(b)(3)
Registration No. 333-136270
PROSPECTUS SUPPLEMENT NO. 2 (To Prospectus dated October 6, 2006)
DATED OCTOBER 27, 2006
CANWEST PETROLEUM CORPORATION
44,033,149 SHARES OF COMMON STOCK
This Prospectus Supplement No. 2 supplements and amends the prospectus dated October 6, 2006 (the “Original Prospectus”) and the prospectus supplement dated October 24, 2006 (the “Prospectus Supplement No. 1”). Collectively, the Original Prospectus and the Prospectus Supplement No. 1 are referred to as the Prospectus. This Prospectus relates to the resale by the selling stockholders of up to 44,033,149 shares of our common stock, including up to 10,939,832 shares issuable upon the exercise of common stock purchase warrants and options, and 33,093,317 shares of common stock currently outstanding. We will not receive any of the proceeds from the sale of shares by the selling stockholders. We will receive proceeds from any cash exercise of warrants or options by the selling stockholders.
On October 27, 2006, we filed with the Securities and Exchange Commission a Current Report on Form 8-K/A relating to the acquisition of our subsidiary, Oilsands Quest Inc., and accompanying financial statements.
This Prospectus Supplement No. 2 should be read in conjunction with the Prospectus and is qualified by reference to the Prospectus, except to the extent that the information in this Prospectus Supplement No. 2 supersedes the information contained in the Prospectus.
Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 and is listed on the American Stock Exchange under the symbol “BQI”. On October 26, 2006, the closing price of our common stock was $4.34.
INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THE ORIGINAL PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus Supplement No. 2 is October 27, 2006.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 14, 2006
CanWest Petroleum Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-27659	98-0461154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205, 707 — 7th Avenue S.W. Calgary, Alberta, Canada	T2P 3H6

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (403) 263-1623
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisitions or Disposition of Assets.
     On August 14, 2006, CanWest Petroleum Corporation (the “Company” or “CanWest”) closed a reorganization agreement with its subsidiary, Oilsands Quest, Inc. (“OQI”), which was initially entered into June 9, 2006 with conditions precedent to closing. CanWest acquired the minority interest in OQI going from a 64.08% ownership interest to a 100% voting interest. In connection with the reorganization agreement, CanWest also entered into a Voting and Exchange Trust Agreement with OQI and Computershare Trust Company of Canada (“CTC”), and a Support Agreement with OQI. Collectively, these agreements are referred to as the “Acquisition Agreements.”
     According to the Acquisition Agreements, all the common stock held by OQI shareholders, other than CanWest, were exchanged for a new class of OQI shares called Exchangeable Shares pursuant to a ratio of one OQI common share to 8.23 Exchangeable Shares. The Exchangeable Shares are exchangeable at any time on a one-for-one basis, at the option of the holder, for CanWest shares of common stock. OQI can redeem the outstanding Exchangeable Shares on the same terms at any time after August 14, 2013 and only under certain limited circumstances prior to August 14, 2013 in accordance with the Acquisition Agreements. An Exchangeable Share provides a holder with economic terms and voting rights which are, as nearly as practicable, effectively equivalent to those of a share of CanWest common stock. Holders of Exchangeable Shares have registration rights with respect to the resale of CanWest common stock. CanWest may issue up to an aggregate of 76,504,304 shares of CanWest common stock, of which 57,349,388 were issued on closing with the balance to be issued on the exercise of OQI options and warrants. The Exchangeable Shares are represented for voting purposes in the aggregate by one share of CanWest Series B Preferred Stock (the “Preferred Share”), which is held by CTC. CTC will in turn vote the one Preferred Share as indicated by the individual holders of Exchangeable Shares. The one Preferred Share represents a number of votes equal to the total outstanding Exchangeable Shares on the applicable record date for the vote submitted to CanWest shareholders.
     In connection with the acquisition of OQI, CanWest paid its financial advisors a success fee of $1,590,528. In addition OQI has issued its financial advisors 288,050 Exchangeable Shares and paid them $353,450 as a success fee.
Item 8.01 Other Events.
     In a Form 8-K dated August 15, 2006, the Company reported the following under Item 1.01, Entry into a Material Definitive Agreement:
     On August 15, 2006, CanWest Petroleum Corporation’s wholly owned subsidiary, Township Petroleum Corporation (“Township”), closed a transaction under a Share Purchase Agreement (the “Agreement”) with the shareholders (“Shareholders”) of Stripper Energy Services Inc. (“Stripper Energy”).

     Township purchased from the Shareholders all of the issued and outstanding shares of Stripper Energy’s common stock for a total purchase price of CND$20,000,000 (US$17,850,768) including the original option payment of CND$1,250,000. Stripper Energy owns the 2.5 percent gross overriding royalty on Oilsands Quest Inc.’s (“OQI”) permit lands in Saskatchewan. OQI is a subsidiary of CanWest Petroleum.
     As a result, CanWest, through its subsidiary Township, acquired all of the issued and outstanding shares of Stripper Energy for $16,701,446 net of a deposit, paid during the three months ended July 31, 2006, of $1,130,927.
     In a Form 8-K dated August 14, 2006, the Company reported the following under Item 3.02, Unregistered Sales of Equity Securities:
     On August 14, 2006, the Company completed a private offering (the “Offering”) of 3.9 million shares of its common stock, $.001 par value per share (the “Purchased Shares”), at a price of $3.80 per share for gross proceeds of $14,820,000 ($16,604,328 Cdn) pursuant to subscription agreements (the “Subscription Agreements”) with the subscribers. No commissions were paid in connection with the Offering.
     Subsequent to August 14, 2006, CanWest issued an additional 250,000 shares of its common stock in the Offering for a total of 4,150,000 shares of its common stock and gross proceeds of $15,770,000.
     Although both transactions occurred subsequent to the OQI acquisition, the Stripper Energy Agreement and the Offering have been included in the attached pro forma financial statements.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of material business acquired.
     The audited financial statements of Oilsands Quest Inc. for the fiscal years ended January 31, 2006 and 2005 are filed as Exhibit 99.1 to this Amendment No. 1 and incorporated herein by this reference. The unaudited interim financial statements of Oilsands Quest Inc. for the six months ended July 31, 2006 and 2005 are filed as Exhibit 99.2 to this Amendment No. 1 and incorporated herein by this reference.
(b) Pro forma financial information.
     The unaudited pro-forma condensed consolidated financial statements with respect to the transaction described in Item 2.01 is filed as Exhibit 99.3 to this Amendment No. 1 and incorporated herein by this reference.
(d) Exhibits.

23.1	Consent of Independent Auditors

99.1	Audited financial statements of Oilsands Quest, Inc. for the fiscal years ended January 31, 2006 and 2005.

99.2	Unaudited interim financial statements of Oilsands Quest Inc. for the six months ended July 31, 2006 and 2005.

99.3	Unaudited pro forma condensed consolidated financial statements of CanWest Petroleum Corporation as at July 31, 2006 and for the three months ended July 31, 2006 and for the year ended April 30, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CanWest Petroleum Corporation (Registrant)
Date: October 27, 2006	/s/ Karim Hirji
	Name:	Karim Hirji
	Title:	Chief Financial Officer

EXHIBIT INDEX

23.1	Consent of Independent Auditors

99.1	Audited financial statements of Oilsands Quest, Inc. for the fiscal years ended January 31, 2006 and 2005.

99.2	Unaudited interim financial statements of Oilsands Quest Inc. for the six months ended July 31, 2006 and 2005.

99.3	Unaudited pro forma condensed consolidated financial statements of CanWest Petroleum Corporation as at July 31, 2006 and for the three months ended July 31, 2006 and for the year ended April 30, 2006.

Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
     We consent to the incorporation by reference in Prospectus Supplement No. 2 to the Registration Statement No. 333-136270 of CanWest Petroleum Corporation of our auditors’ report dated February 15, 2006, except as to note 13 which is as of March 10, 2006 and note 14 which is as of October 23, 2006, relating to the financial statements of Oilsands Quest Inc. for the periods ending January 31, 2006 and 2005, which appear in the Current Report on Form 8-K/A of CanWest Petroleum Corporation dated August 14, 2006.
/s/ Collins Barrow Calgary LLP
CHARTERED ACCOUNTANTS
Calgary, Alberta Canada
October 27, 2006

Exhibit 99.1
Oilsands Quest Inc.
Financial Statements
January 31, 2006 and 2005
(Prepared in CDN $)

Collins Barrow Calgary LLP
1400 First Alberta Place
777 – 8th Avenue S.W.
Calgary, Alberta, Canada
T2P 3R5

T. (403) 298-1500
F. (403) 298-5814
e-mail: calgary@collinsbarrow.com
Auditors’ Report
To the Shareholders
Oilsands Quest Inc.
We have audited the balance sheets of Oilsands Quest Inc. as at January 31, 2006 and 2005 and the statements of loss and deficit and cash flows for the year ended January 31, 2006 and for the period from commencement of operations, September 24, 2004 to January 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2006 and 2005 and the results of its operations and its cash flows for the periods then ended in accordance with Canadian generally accepted accounting principles.
/s/ Collins Barrow Calgary LLP
CHARTERED ACCOUNTANTS
Calgary, Alberta
February 15, 2006, except as to note 13 which is
     as of March 10, 2006 and note 14 which is as of
     October 23, 2006

Oilsands Quest Inc.
Balance Sheets
January 31, 2006 and 2005
(Canadian Dollars)

	2006	2005
Assets

Current assets
Cash and cash equivalents	$18,058,731	$564,020
GST and interest receivable	206,393	8,086
Prepaid expenses and deposits	19,802	80,495

	18,284,926	652,601

Due from CanWest (note 3)	—	6,001

Deferred charges (note 5[a])	27,868	—

Property and equipment (note 4)	7,080,432	1,166,787

	$25,393,226	$1,825,389

Liabilities

Current liabilities
Accounts payable and accrued liabilities	$1,393,017	$49,462

Accrued interest on convertible debenture (note 5)	27,560	10,000

Convertible debentures (note 5)	947,992	780,474

Future income taxes (note 6[a])	1,205,610	224,303

	3,574,179	1,064,239

Shareholders’ Equity

Share capital (note 7)	21,953,571	584,030

Contributed surplus	310,250	6,750

Equity component of convertible debentures (note 5)	199,174	235,025

Deficit	(643,948)	(64,655)

	21,819,047	761,150

	$25,393,226	$1,825,389

Commitments (notes 9 and 11)
Approved by the Board,
(signed) “T. Milne”                                 , Director
(signed) “W. S. Thompson”                   , Director

Oilsands Quest Inc.
Statements of Loss and Deficit
(Canadian Dollars)

		Period from
		Commencement
		of Operations,
	Year	September 24,
	Ended	2004 to
	January 31,	January 31,
	2006	2005
Interest income	$70,460	$—

Expenses
Corporate	268,038	41,563
Interest on convertible debentures	135,870	25,499
Stock-based compensation	303,500	6,750
Amortization	20,369	260

	727,777	74,072

Loss before income taxes	(657,317)	(74,072)

Future income taxes recovery (note 6[b])	(78,024)	(9,417)

Net loss	(579,293)	(64,655)

Deficit, beginning of period	(64,655)	—

Deficit, end of period	$(643,948)	$(64,655)

Net loss per share — basic and diluted (note 7[e])	$(0.05)	$(0.01)

Oilsands Quest Inc.
Statements of Cash Flows
(Canadian Dollars)

		Period from
		Commencement
		of Operations,
	Year	September 24,
	Ended	2004 to
	January 31,	January 31,
	2006	2005
Operating activities
Net loss	$(579,293)	$(64,655)
Items not affecting cash
Amortization of discount on convertible debentures	84,118	15,499
Interest on convertible debentures	51,752	10,000
Stock-based compensation	303,500	6,750
Amortization	20,369	260
Future income tax recovery	(78,024)	(9,417)

	(197,578)	(41,563)

Changes in non-cash working capital (note 10)	(4,118)	2,397

	(201,696)	(39,166)

Financing activities
Proceeds from share issuances	21,757,690	850,001
Share issuance costs	(415,462)	(32,251)
Issuance of convertible debentures	1,100,000	1,000,000
Deferred charges	(38,588)	—
Changes in non-cash working capital (note 10)	8,397	2,303

	22,412,037	1,820,053

Investing activities
Acquisition of property and equipment	(5,923,293)	(1,167,047)
Repayment from (advance to) CanWest	6,001	(6,001)
Changes in non-cash working capital (note 10)	1,201,662	(43,819)

	(4,715,630)	(1,216,867)

Cash inflow	17,494,711	564,020

Cash and cash equivalents, beginning of period	564,020	—

Cash and cash equivalents, end of period	$18,058,731	$564,020

Cash and cash equivalents is comprised of:
Balance with bank	$525,875	$564,020
Term deposits	17,532,856	—

	$18,058,731	$564,020

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
1.	Nature of operations

Oilsands Quest Inc. was incorporated on November 20, 1998 as 808099 Alberta Ltd., and was inactive until it commenced operations on September 24, 2004. The Company has undertaken to explore and develop the oil sands potential on its permit lands in the Province of Saskatchewan (“the Project”). The Company changed its name to Oilsands Quest Inc. on November 3, 2004.

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles applicable to a “going concern”, which assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations.

The continued existence of the Company is dependent on its ability to obtain capital to fund further exploration and development and to meet obligations to preserve its interests in the Project.

Failure to obtain additional capital as described above may result in financial difficulties which would make the use of the going concern assumption invalid. If the going concern assumption was not appropriate for these financial statements, then adjustments would be necessary to the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

2.	Accounting policies
(a)	Cash and cash equivalents

Cash and cash equivalents consists of balance with bank and term deposits with maturities of three months or less.

(b)	Deferred charges

Deferred charges are being amortized on a straight-line basis over the life of the convertible debentures.

(c)	Oil sands properties

Costs associated with the Company’s oil sands activities include the acquisition of permits, exploration and development thereon, and capitalized corporate and personnel costs. No amortization has been recorded with respect to the Project as production has not commenced. Once commercial proven reserves and production is established, capitalized costs will be amortized using the unit of production method based on estimated proved reserves attributed to the Project.

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
If exploration and development of the Project is ceased or it is determined that the carrying value cannot be supported, the related costs will be charged against operations in the year of abandonment or determination of impairment of value. The amounts recorded for the Project represent unamortized costs to date and do not reflect present or future values.

(d)	Amortization

Amortization of corporate assets is provided on a straight line basis over two to three years.

(e)	Measurement uncertainty

The valuation of the Project is based on management’s best estimates of the future recoverability of these assets.

The amounts related to the fair value of options and warrants issued are based on management’s best estimates of the expected lives of the options and warrants and other relevant assumptions.

The liability and equity component of the convertible debentures are based on management’s best estimates of the Company’s interest rate payable on non-convertible debentures.

By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant.

(f)	Asset retirement obligations

The Company recognizes asset retirement obligations in the period in which they are incurred if a reasonable estimate of fair value can be determined. Fair value is determined using the present value of the estimated future cash outflows to abandon the asset at the Company’s credit-adjusted risk-free interest rate. The discounted obligation is initially capitalized as part of property and equipment and is amortized on the same basis as the remaining property and equipment, while the liability is increased as an accretion expense until it is settled or sold.

The Company has not yet incurred any significant asset retirement obligations and, as such, no asset retirement obligations have been recorded to January 31, 2006.

(g)	Income taxes

Income taxes are accounted for using the liability method of income tax allocation. Under the liability method, income tax assets and liabilities are recorded to recognize future income tax inflows and outflows arising from the settlement or recovery of assets and liabilities at their carrying values. Income tax assets are also recognized for the

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
benefits from tax losses and deductions that cannot be identified with particular assets or liabilities, provided those benefits are more likely than not to be realized. Future income tax assets and liabilities are determined based on the tax laws and rates that are anticipated to apply in the period of realization.

(h)	Flow-through shares

A portion of the Company’s exploration activities have been financed through the issue of flow-through shares. Under the terms of the share issue, the related resource expenditure deductions are renounced to the shareholders for income tax purposes. When the expenditures are renounced, a future income tax liability is recorded with a corresponding reduction in share capital to reflect the estimated tax deduction forgone.

(i)	Stock-based compensation

Stock-based compensation expense is calculated based on the fair value of the options and warrants granted on the date of grant. The Company uses the Black-Scholes option pricing model to determine fair value. Compensation expense is recorded over the vesting period with a corresponding increase in contributed surplus. As options and warrants are exercised, the consideration paid, together with the amount previously recognized in contributed surplus is recorded as an increase in share capital.

(j)	Per share amounts

Basic per share amounts are computed using the weighted average number of common shares outstanding during the period. Diluted per share amounts reflect the potential dilution that could occur if securities to issue common shares were exercised or converted to common shares. The treasury stock method is used to determine the dilutive effect of stock options and other dilutive instruments. In a period where there is a loss, per share amounts are calculated without the inclusion of dilutive securities.
3.	Due from CanWest

The amount due from CanWest Petroleum Corporation (“CanWest”), the parent company, was unsecured, non-interest bearing, and had no set terms of repayment.

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
4.	Property and equipment

	2006	2005
Oil sands project
Exploration permits	$2,599,245	$1,070,399
Geological assessment and exploration costs	3,875,308	38,856
Capitalized general and administrative expenses	423,017	51,560
Field equipment	128,271	—

	7,025,841	1,160,815

Corporate assets, net of accumulated amortization of $9,909 (2005 - $260)	54,591	5,972

	$7,080,432	$1,166,787

During 2006, the Company completed the acquisition of certain exploration permits (“Permits”). The Permits provide for the right to explore and develop oil sands deposits in the Province of Saskatchewan to May 31, 2009 or until a lease has been granted for their development. In accordance with the terms of Permits, the Company relinquished 40% of the total acreage covered by the Permits on May 31, 2005, and will relinquish another 40% of the remaining acreage by May 31, 2006. On January 31, 2006, the Permits comprised an area of approximately 846,690 acres.

The Permits are subject to certain levels of expenditure annually on the applicable lands pursuant to the government regulations. The required exploration expenditures to hold the permits for the current year are two cents per acre escalating annually to ten cents per acre in the fifth year.

Further, as conditions precedent to the acquisition of the Permits, non-convertible gross overriding royalties totaling 2.5% and US$0.11 per barrel on all petroleum substances produced from the Permit lands were granted.

5.	Convertible debentures

	2006	2005
Debenture Units [a]	$947,992	$—
CanWest debenture [b]	—	780,474

	$947,992	$780,474

(a)	In 2006, the Company issued eleven Debenture Units for gross proceeds of $1,100,000 in multiple closings. Each Unit is comprised of an unsecured convertible debenture with a $100,000 face value and 31,250 non-transferable common share purchase warrants.

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
The debentures mature as to $300,000 on February 28, 2008, $100,000 on April 1, 2008 and $700,000 on April 15, 2008, and bear interest at 3% per annum payable or convertible into common shares of the Company at maturity. The debenture principal and accrued interest may be converted into common shares of the Company, at the option of the holder, at any time during the first 12 months from the date of issuance at a price of $1.25 per share and thereafter until maturity at a price of $1.60 per share. Each common share purchase warrant entitles the holder to acquire one common share at a price of $1.60 per share, at any time prior to the earlier of (i) the date the common shares of the Company are listed and posted for trading on a recognized stock exchange; and (ii) three years from date of issuance.

The Debenture Units were segregated into debt and equity components based on their respective fair values at the date of issuance. The equity component represents the value assigned to the holder’s conversion right and the common share purchase warrants and has been included in shareholders’ equity. The liability component was calculated as the present value of the principal and the required interest payments discounted (for the three-year term to maturity) at an interest rate of 10% per annum, a rate approximating what would have been applicable to a non-convertible debenture at the time the debenture was issued. The equity component was determined as follows:

Face value	$1,100,000
Liability component	900,826

Net amount classified as shareholders’ equity on issuance	$199,174

Issue costs of $38,588 have been recorded as deferred charges. During 2006, $10,720 was amortized to income.

(b)	In 2005, the Company issued $1,000,000 in an unsecured convertible debenture to CanWest as consideration for the acquisition of exploration permits on behalf of the Company. On November 18, 2005, CanWest exercised its right to convert the debenture principal of $1,000,000 and accrued interest of $34,192 into 788,769 common shares at rate of one common share for each $1.30 of principal and one common share for each $1.75 of accrued interest (note 7). In addition, $52,451 of the amortized issue discount to the date of conversion was added to share capital.

The debenture was set to mature on September 29, 2008 and bore interest at 3% per annum, payable at maturity. The holder had the option to convert the principal balance of the debenture at any time to maturity at a price of one common share for each $1.30 of principal. The holder also had the option to convert the accrued interest at any time to maturity at the subscription price per share of the Company’s most recently completed private equity placement or private equity based financing.

As the debenture was convertible at the option of the holder through the issuance of common shares, the debenture was classified partially as a liability and partially as a component of shareholders’ equity. The liability component was calculated as the present value of the principal and the required interest payments discounted (for the

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
four-year term to maturity) at an interest rate of 10% per annum, a rate approximating what would have been applicable to a non-convertible debenture at the time the debenture was issued. The equity component was determined as follows:

Face value	$1,000,000
Liability component	764,975

Net amount classified as shareholders’ equity on issuance	$235,025

(c)	The issue discount between the liability component and face value of all convertible debentures is being amortized as additional interest expense over the term of the debentures. During 2006, the Company recognized $84,118 (2005 — $15,499) as additional interest expense.
6.	Income taxes
(a)	Future tax liability

The following summarizes the temporary differences that give rise to the future income tax liability at January 31, 2006:

	2006	2005
Book value of property and equipment in excess of tax values	$1,475,913	$257,265
Non-capital loss carry-forwards tax benefit	(137,168)	(22,874)
Share issue costs tax benefit	(131,961)	(10,088)
Other	(1,174)	—

	$1,205,610	$224,303

(b)	Future income tax recovery differs from that which would be expected from applying the combined effective Canadian federal and provincial income tax rates of approximately 45% to loss before income taxes. The difference results from the following:

	2006	2005
Expected current income tax recovery	$(295,793)	$(33,332)
Non-deductible interest	37,853	6,974
Resource loss	34,806	9,586
Stock-based compensation	136,575	3,038
Other	(3,336)	2,898
Changes resulting from expected tax rate reductions	11,871	1,419

	$(78,024)	$(9,417)

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
7.	Share capital
(a)	Authorized

Unlimited voting common shares

Unlimited number of preferred shares

(b)	Issued — common shares

		Stated
	Number	Value
On organization	100	$1
Offering Memorandum	315,000	630,000
Private placements	10,419,900	220,000
Renunciation of flow-through shares	—	(246,330)
Share issue costs, net of tax benefit of $12,610	—	(19,641)

Balance, January 31, 2005	10,735,000	584,030

Offering Memorandum	52,500	99,000
Private placements	5,090,191	19,914,053
Exercise of agent options and warrants	892,378	1,744,637
Contributed surplus reclassified on exercise of warrants	—	36,909
Conversion of convertible debenture (note 5[b])	788,769	1,086,643
Renunciation of flow-through shares	—	(1,221,777)
Share issuance costs, net of tax benefit of $162,446	—	(289,924)

Balance, January 31, 2006	17,558,838	$21,953,571

In 2005, the Company issued 315,000 flow-through common shares at a price of $2.00 per common share pursuant to an Offering Memorandum for total gross proceeds of $630,000. The Company paid $23,500 and issued 5,875 warrants as Finders Fees. In 2006, the Company issued 15,000 common shares at a price of $1.60 per share and 37,500 flow-through common shares at a price of $2.00 per share pursuant to the Offering Memorandum. The Company paid $3,700 and issued 1,000 common share purchase warrants as Finders Fees. Each warrant entitles the holder to acquire one common share at prices ranging from $1.60 to $2.00 per share expiring 18 months from the date of issuance. The Company terminated the Offering Memorandum on April 2, 2005.

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
On May 31, 2005, the Company issued 297,688 Units at a price of $1.75 per Unit to CanWest pursuant to a private placement. Each Unit consisted of one common share and one warrant entitling the holder to acquire one common share at a price of $2.00 per share until May 31, 2007. In addition, under the terms of a minimum ownership interest agreement with CanWest, the Company issued 350,000 warrants entitling the holder to acquire one common share at a price of $2.00 per share until May 31, 2007.

On May 31, 2005 and June 15, 2005, the Company issued a total 1,524,875 flow-through common shares at a price of $2.00 per share and 767,628 Units at a price of $1.75 per Unit for gross proceeds of $4,393,099 pursuant to a private placement. Each Unit consisted of one common share and one warrant entitling the holder to acquire one common share at a price of $2.00 per share for a period of 24 months from the date of issuance. The Company paid $340,792 and issued 160,475 agent options as commissions under the terms of an agency agreement related to the private placements. Each agent option entitles the holder to acquire one agent Unit at a price of $1.75 per agent Unit on or before 36 months from the date of the private placement. Each agent Unit consists of one common share and a warrant entitling the holder to acquire one common share at a price of $2.00 per share on or before 36 months from the date of the private placement. The Company recognized non-cash compensation of $36,909 related to the agent options granted.

On January 24, 2006, the Company issued 2,500,000 Units at $6.00 per Unit pursuant to a private placement for gross proceeds of $15,000,000. Each Unit consisted of one common share and one-half of one non-transferable Warrant entitling the holder to acquire one common share at a price of $10.00 per share at any time prior to October 31, 2006.

On January 24, 2006 and January 31, 2006 the Company issued 892,378 common shares for gross proceeds of $1,744,637 on the exercise of agent options and warrants.

(c)	In accordance with the terms of the offering and pursuant to certain provisions of the Income Tax Act (Canada), the Company renounced amounts for income tax purposes as follows:

	2006	2005
Qualifying expenditures to be incurred, beginning of period	$625,219	$—
Expenditures renounced	3,124,750	630,000
Qualifying expenditures incurred	(3,749,969)	(4,781)

Qualifying expenditures to be incurred, end of period	$—	$625,219

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
(d)	A summary of the outstanding common share purchase warrants and agent options and changes during the periods ended are as follows:

	2006		2005
		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	Exercise
	Warrants	Price	Warrants	Price
Outstanding, beginning of period	5,875	$2.00	—	$—
Issued	3,331,016	4.95	5,875	2.00
Exercised	(892,378)	1.96	—	—

Outstanding, end of period	2,444,513	$6.03	5,875	$2.00

     The following summarizes the outstanding common share purchase warrants at January 31, 2006:

		Weighted
	Number	Average
	Outstanding at	Remaining
	January 31,	Contractual
Exercise Price	2006	Life
$1.60	344,125	2.17 years
2.00	850,388	1.32
10.00	1,250,000	0.75

	2,444,513	1.15 years

(e)	Basic and diluted loss per share has been calculated using the weighted average number of common shares outstanding during the period of 12,735,663 (2005 — 6,670,061).

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
8.	Stock-based compensation
(a)	A summary of the Company’s stock options is as follows:

	2006		2005
		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price
Outstanding, beginning of period	300,000	$0.50	—	$—
Granted	500,000	5.40	300,000	0.50
Cancelled	(100,000)	0.50	—	—

Outstanding, end of period	700,000	$4.00	300,000	$0.50

Exercisable, end of period	400,000	$3.25	—	$—

(b)	The following table summarizes information about stock options outstanding at January 31, 2006:

	Number	Number
	Outstanding at	Exercisable	Weighted Average
	January 31,	at January	Remaining
Exercise Price	2006	31, 2006	Contractual Life
$ 0.50	200,000	200,000	3.76 years
3.00	100,000	—	4.50
6.00	400,000	200,000	4.87

	700,000	400,000	4.51 years

(c)	The fair value of the options granted during the period was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	2006	2005
Expected life (years)	5	5
Risk-free interest rate (%)	3.96	3.98
Expected volatility (%)	0	0
Expected dividend yield (%)	0	0
Weighted average stock option fair value per option granted	$0.96	$0.09

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
In 2006, stock-based compensation costs of $303,500 (2005 — $6,750) have been expensed with an offsetting adjustment to contributed surplus and unrecognized compensation costs of $189,750 will be recorded in future periods as options vest.

9.	Management agreements

The Company has entered into management agreements with each of the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) effective November 1, 2004 and the Vice President, Exploration effective January 1, 2006. Upon termination for any reason other than cause, each executive is entitled to an amount equal to 1.5 times the annual compensation. Upon the occurrence of triggering events or certain other circumstances, each executive is entitled to terminate his agreement and be paid an amount equal to 1.5 times the annual compensation.

Prior to the CEO and CFO becoming employees of the Company upon achieving of certain financing milestones on May 1, 2006, during 2006, the Company paid $21,000 (2005 — $28,000) to each of the CEO and the CFO. Of these amounts, $33,600 (2005 — $42,000) is included in property and equipment and $18,900 (2005 — $14,000) is included in corporate expenses.

10.	Changes in non-cash working capital

Changes in non-cash working capital is comprised of:

		Period from
		Commencement
		of Operations,
	Year	September 24,
	Ended	2004 to
	January 31,	January 31,
	2006	2005
Increase in GST and interest receivable	$(198,307)	$(8,086)
Decrease (increase) in prepaid expenses and deposits	60,693	(80,495)
Increase in accounts payable and accrued liabilities	1,343,555	49,462

	$1,205,941	$(39,119)

Changes in non-cash working capital relating to:

Operating activities	$(4,118)	$2,397
Financing activities	8,397	2,303
Investing activities	1,201,662	(43,819)

	$1,205,941	$(39,119)

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
11.	Financial instruments
(a)	Fair values

The fair values of all financial instruments approximate their carrying values due to the short-term maturity of these financial instruments or because they bear interest at market rates.

(b)	Interest rate risk

The Company is exposed to interest rate price risk to the extent that term deposits and convertible debentures bear interest at a fixed rate.
12.	Commitments
(a)	The Company has granted a Right of First Offer, subject to certain terms and conditions, to CanWest for participation in any future financings of the Company. This right will be relinquished if CanWest does not participate in any 3 consecutive financings or it fails to meet 80% of its funding commitments made under the Right of First Offer.

(b)	A summary of the approximate operating lease commitments for premises are as follows:

2007	$55,700
2008	55,800
2009	56,900
2010	56,900
2011	52,200
13.	Subsequent events

Subsequent to January 31, 2006, the Company issued 328,969 common shares on the conversion of $400,000 of outstanding convertible debentures and accrued interest thereon.

14.	United States accounting principles and reporting

The Company’s financial statements have been prepared in Canadian dollars and in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), which in most respects conform to accounting principles generally accepted in the United States (“U.S. GAAP”). Significant differences between Canadian and U.S. GAAP are described in this note:
(a)	Property and equipment

In accordance with U.S. GAAP and Securities and Exchange Commission guidelines, all exploration costs incurred to the date of establishing that a property is economically

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
recoverable are charged to operations. Under Canadian GAAP, exploration costs and related general and administrative expenses are capitalized.

(b)	Convertible debentures

Under Canadian GAAP, the debt and equity components of convertible debentures are accounted for separately. Under U.S. GAAP, compound instruments are not divided into debt and equity components except for convertible features that are in-the-money at the time of issuance and convertible instruments that have detachable warrants. The common share purchase warrants attached to the convertible debentures issued in 2006 were determined to have no value therefore, the entire debenture is classified as a long-term liability under U.S. GAAP.

Under U.S. GAAP, the convertible debenture must be accounted for at its par value and the interest expense must be calculated using the contract interest rate.

(c)	Flow-through shares

U.S. GAAP requires the stated capital on flow-through share issuances to be equal to the estimated fair market value of the shares on the date of issue. The difference between the gross proceeds received on the issuance of the shares and the estimated fair market value of the shares is recorded as a liability (“the Premium”). Under Canadian GAAP, the gross proceeds received on flow-through share issuances are initially recorded as share capital. The remaining Premium recorded as a current liability under U.S. GAAP for 2006 is $NIL (2005 — $125,044).

When the tax deductions are renounced to subscribers, Canadian GAAP requires that the stated capital be reduced by and a future tax liability be recorded for the estimated future income taxes payable as a result of the renouncement. Under U.S. GAAP, when expenditures are incurred the future tax liability is recorded through a charge to income tax expense less the reversal of the Premium previously reported.

(d)	Income taxes

Under U.S. GAAP, enacted tax rates are used to calculate future taxes, whereas under Canadian GAAP, substantively enacted tax rates are used. There are no differences for 2005 and 2006.

(e)	Stock-based compensation

Under Canadian GAAP, compensation costs have been recognized in the financial statements based on the fair value of stock options granted to employees, officers and directors which is in accordance with the recommendations under U.S. Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (FAS) 123, “Accounting for Stock-Based Compensation”. As a result, there are no differences for 2005 and 2006.

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
(f)	Consolidated statement of cash flows

Under U.S. GAAP, separate subtotals within cash flows from operating activities are not presented.

(g)	Recent accounting pronouncements
(i)	Share-based payment

In 2004, FASB issued revised FAS 123, “Share-Based Payment”. This amended statement eliminates the alternative to use Accounting Principles Board (“APB”) Opinion No. 25’s intrinsic value method of accounting, as was provided in the originally issued Statement 123.

As a result, public entities are required to use the grant-date fair value of the award in measuring the cost of employee services received in exchange for an equity award of equity instruments. Compensation cost is required to be recognized over the requisite service period.

For liability awards, entities are required to re-measure the fair value of the award at each reporting date up until the settlement date. Changes in fair value of liability awards during the requisite service period are required to be recognized as compensation cost over the vesting period. Compensation cost is not recognized for equity instruments for which employees do not render the requisite service.

This amended statement is effective the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company is currently assessing the impact of this amendment.

(ii)	Exchange of non-monetary assets

In 2004, FASB issued FAS 153, “Exchange of Non-monetary Assets”. This statement is an amendment of APB Opinion No. 29, “Accounting for Non-monetary Transactions”. Based on the guidance in APB Opinion No. 29, exchanges of non-monetary assets are to be measured based on the fair value of the assets exchanged. Furthermore, APB Opinion No. 29 previously allowed for certain exceptions to this fair value principle. FAS 153 eliminates APB Opinion No. 29’s exception to fair value for non-monetary exchanges of similar productive assets and replaces this with a general exception for exchanges of non-monetary assets which do not have commercial substance. For purposes of this statement, a non-monetary exchange is defined as having commercial substance when the future cash flows of an entity are expected to change significantly as a result of the exchange.

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
The provisions of this statement are effective for non-monetary asset exchanges which occur in fiscal periods beginning after June 15, 2005 and are to be applied prospectively.

Currently, this statement does not have an impact on the Company.

(iii)	Asset retirement obligations

In March 2005, the FASB issued Financial Interpretation 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 clarifies the timing of recognition for asset retirement obligations. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The adoption of the statement did not have an impact on the financial statements.

(iv)	Accounting changes and error corrections

As of January 1, 2006, the Company is required to adopt, for U.S. GAAP purposes, SFAS 154 “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and SFAS 3”. SFAS 154 requires retrospective application of changes in accounting principles to prior period financial statements, unless it is impracticable to do so. Previously, Opinion 20 required that voluntary changes in accounting principles be recognized by including the cumulative effect of the new accounting principle in net income of the period of the change. The Company does not expect this standard to have a material impact on the financial statements.

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
(h)	Summary of Significant Differences between U.S. GAAP and Canadian GAAP
(i)	Reconciliation of Net Loss under Canadian GAAP to U.S. GAAP

				Period From	From
				Commencement	Inception,
				of Operations,	September 24,
			Year Ended	September 24,	2004 to
			January 31,	2004 to	January 31,
	Notes		2006	January 31, 2005	2006
Net loss under Canadian GAAP			$579,293	$64,655	$643,948
U.S. GAAP adjustments
Exploration expense	(a	)	3,836,452	38,856	3,875,308
Corporate expense	(a	)	371,457	51,560	423,017
Interest on convertible debentures	(b	)	(84,118)	(15,499)	(99,617)
Future tax expense (recovery), net of valuation allowance	(c	)	(489,366)	913	(488,453)

Net loss under U.S. GAAP			$4,213,718	$140,485	$4,354,203

Net loss per share – basic and diluted			$0.33	$0.02

Oilsands Quest Inc.
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
(ii)	Condensed Balance Sheets

	Notes		January 31, 2006		January 31, 2005
			Canadian	U.S.	Canadian	U.S.
			GAAP	GAAP	GAAP	GAAP
Current assets			$18,284,926	$18,284,926	$652,601	$652,601
Property and equipment	(a	)	7,080,432	2,782,107	1,166,787	1,076,371
Other non-current assets	(c	)	27,868	27,868	6,001	26,159

			$25,393,226	$21,094,901	$1,825,389	$1,755,131

Current liabilities			$1,393,017	$1,393,017	$49,462	$174,506
Accrued interest on convertible debentures			27,560	27,560	10,000	10,000
Convertible debentures	(b	)	947,992	1,100,000	780,474	1,000,000
Future income taxes	(c	)	1,205,610	—	224,303	—

			3,574,179	2,520,577	1,064,239	1,184,506

Share capital	(b),	(c)	21,953,571	22,618,277	584,030	704,360
Contributed surplus			310,250	310,250	6,750	6,750
Equity component of convertible debentures	(b	)	199,174	—	235,025	—
Deficit	(a),(b),	(c)	(643,948)	(4,354,203)	(64,655)	(140,485)

			21,819,047	18,574,324	761,150	570,625

			$25,393,226	$21,094,901	$1,825,389	$1,755,131

Oilsands Quest Inc
Notes to Financial Statements
January 31, 2006 and 2005
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
(iii)	Statements of Cash Flows under U.S. GAAP

		Period From	From
		Commencement	Inception,
		of Operations,	September 24,
	Year Ended	September 24,	2004 to
	January 31,	2004 to	January 31,
	2006	January 31, 2005	2006
Operating activities
Net loss	$(4,213,718)	$(140,485)	$(4,354,203)
Items not affecting cash Interest on convertible debentures	51,752	10,000	61,752
Stock-based compensation	303,500	6,750	310,250
Amortization	20,369	260	20,629
Future income tax expense (recovery)	(567,390)	(8,504)	(575,894)
Changes in non-cash working capital	1,205,941	(39,119)	1,166,822

	(3,199,546)	(171,098)	(3,370,644)

Financing activities
Cash provided by financing activities	22,403,640	1,817,750	24,221,390

Investing activities
Cash used in investing activities	(1,709,383)	(1,082,632)	(2,792,015)

Net increase in cash and cash equivalents	17,494,711	564,020	18,058,731

Cash and cash equivalents, beginning of period	564,020	—	—

Cash and cash equivalents, end of period	$18,058,731	$564,020	$18,058,731

Exhibit 99.2
Oilsands Quest Inc.
Financial Statements
July 31, 2006 and 2005
(Prepared in CDN $)

Oilsands Quest Inc.
Balance Sheets
(Canadian Dollars)

	July 31,	January 31,
	2006	2006
	(unaudited)	(audited)
Assets

Current assets
Cash and cash equivalents	$50,064,743	$18,058,731
GST and interest receivable	203,890	206,393
Prepaid expenses and deposits	552,224	19,802

	50,820,857	18,284,926

Due from parent company	1,296	—

Deferred charges	—	27,868

Property and equipment (note 2)	11,573,982	7,080,432

	$62,396,135	$25,393,226

Liabilities

Current liabilities
Accounts payable and accrued liabilities	$866,761	$1,393,017

Accrued interest on convertible debentures	—	27,560

Convertible debentures (note 3)	—	947,992

Future income taxes (note 4)	974,486	1,205,610

	1,841,247	3,574,179

Shareholders’ Equity

Share capital (note 5)	60,895,752	21,953,571

Contributed surplus (note 6 (c))	15,649,740	310,250

Equity component of convertible debentures (note 3)	—	199,174

Deficit	(15,990,604)	(643,948)

	60,554,888	21,819,047

	$62,396,135	$25,393,226

Commitments (note 7)
Approved by the Board,
(signed) “Christopher H. Hopkins”               , Director
(signed) “Thomas Milne”                              , Director

Oilsands Quest Inc.
Statements of Loss and Deficit
(unaudited)
(Canadian Dollars)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	July 31,	July 31,	July 31,	July 31,
	2006	2005	2006	2005
Interest income	$250,103	$16,062	$392,950	$17,284

Expenses
Corporate	436,032	12,440	579,950	78,211
Interest on convertible debentures	—	41,644	8,313	67,934
Stock-based compensation	15,218,990	6,750	15,339,490	13,500
Amortization	10,524	3,995	18,218	5,846

	15,665,546	64,829	15,945,971	165,491

Loss before income taxes	15,415,443	48,767	15,553,021	148,207

Future income taxes (recovery) (note 4)	(219,442)	(21,691)	(206,365)	(60,572)

Net loss	15,196,001	27,076	15,346,656	87,635

Deficit, beginning of period	794,603	125,214	643,948	64,655

Deficit, end of period	$15,990,604	$152,290	$15,990,604	$152,290

Net loss per share – basic and diluted (note 5(d))	$0.80	$0.00	$0.83	$0.01

Oilsands Quest Inc.
Statements of Cash Flows
(unaudited)
(Canadian Dollars)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	July 31,	July 31,	July 31,	July 31,
	2006	2005	2006	2005
Operating activities
Net loss	$(15,196,001)	$(27,076)	$(15,346,656)	$(87,635)
Items not affecting cash
Amortization of discount on convertible debentures	—	25,894	5,330	42,059
Interest on convertible debentures	—	15,750	2,983	25,875
Stock-based compensation	15,218,990	6,750	15,339,490	13,500
Amortization	10,524	3,995	18,218	5,846
Future income taxes recovery	(219,442)	(21,691)	(206,365)	(60,572)

	(185,929)	3,622	(187,000)	(60,927)

Changes in non-cash working capital	(171,910)	(29,592)	(120,731)	(1,184)

	(357,839)	(25,970)	(307,731)	(62,111)

Financing activities
Proceeds from share issuances	37,409,503	4,914,053	37,409,503	5,013,053
Share issuance costs	(40,852)	(368,316)	(40,852)	(383,541)
Proceeds on exercise of warrants	11,750	—	393,600
Issuance of convertible debentures	—	—	—	1,100,000
Deferred charges	—	—	—	(38,588)
Changes in non-cash working capital	10,700	—	—	(2,303)

	37,391,101	4,545,737	37,762,251	5,688,621

Investing activities
Acquisition of property and equipment	(864,603)	(730,075)	(4,511,768)	(1,729,897)
(Advance to) repayment from parent company	(1,296)	6,001	(1,296)	6,001
Changes in non-cash working capital	443,078	(78,843)	(935,444)	(43,393)

	(422,821)	(802,917)	(5,448,508)	(1,767,289)

Cash inflow	36,610,441	3,716,850	32,006,012	3,859,221

Cash and cash equivalents, beginning of period	13,454,302	706,391	18,058,731	564,020

Cash and cash equivalents, end of period	$50,064,743	$4,423,241	$50,064,743	$4,423,241

Cash and cash equivalents is comprised of:

Balance with bank			$89,898	$123,241
Term deposits			49,974,845	4,300,000

			$50,064,743	$4,423,241

Oilsands Quest Inc.
Notes to Financial Statements
July 31, 2006
(unaudited)
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
1.	Basis of presentation

The interim financial statements of Oilsands Quest Inc. (“Oilsands Quest” or the “Company) are presented in accordance with Canadian generally accepted accounting principles. The interim financial statements for the three and six months ended July 31, 2006 (the “Periods”) have been prepared using the same accounting policies and methods of computation as the audited financial statements for the year ended January 31, 2006. The disclosures provided below are incremental to those included in the annual audited financial statements and should be read in conjunction with the audited financial statements and the notes thereto for the year ended January 31, 2006.

2.	Property and equipment

	July 31,	January 31,
	2006	2006
Oil sands project
Exploration permits	$2,672,108	$2,599,245
Geological assessment and exploration costs	7,857,893	3,875,308
Capitalized general and administrative expenses	804,238	423,017
Capitalized regulatory costs	32,218	—
Field equipment	142,981	128,271

	11,509,438	7,025,841

Corporate assets, net of accumulated amortization of $28,127 (January 31, 2006 - $ 9,909)	64,544	54,591

	$11,573,982	$7,080,432

The Exploration Permits (“Permits”) provide for the right to explore and work the Permit lands in the Province of Saskatchewan for a term of 5 years to May 31, 2009 or until a lease has been granted for their development. In accordance with the terms of Permits, the Company relinquished 40% of the total acreage covered by the Permits on May 31, 2005, and is required to relinquish another 40% of the remaining acreage in 2006. The Company has requested an extension of the 2006 relinquishment from the regulator and will undertake the relinquishment once a decision is made by the regulator. On July 31, 2006, the Permits comprised an area of approximately 846,690 acres.

The Permits are subject to certain levels of expenditure annually on the applicable lands pursuant to the government regulations. The required exploration expenditures to hold the permits for the current year are four cents per acre escalating annually to ten cents per acre in the fifth year.

Oilsands Quest Inc.
Notes to Financial Statements
July 31, 2006
(unaudited)
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
3.	Convertible debenture units
(a)	During fiscal 2006, the Company issued 11 Debenture Units for gross proceeds of $1,100,000 in multiple closings. Each Unit was comprised of a $100,000 unsecured convertible debenture and 31,250 non-transferable common share purchase warrants.

In the three month period ended April 30, 2006, the debenture holders exercised their right to convert the debenture principal of $1,100,000 plus accrued interest of $30,543 into 904,434 common shares at a rate of one common share for each $1.25 of principal or accrued interest. In addition, $27,868 of unamortized financing costs were transferred to share capital as share issue costs on conversion of the debentures.

The debentures were to mature as to $300,000 on February 28, 2008, $100,000 on April 1, 2008 and $700,000 on April 15, 2008 and bore interest at 3% per annum payable or convertible into common shares of the Company at maturity. The holder had the option to convert the debentures into common shares of the Company at any time during the first 12 months from the date of issuance at a price of $1.25 per share and thereafter until maturity at a price of $1.60 per share.

Each Warrant entitles the holder to acquire one common share at a price of $1.60 per share, at any time prior to the earlier of (i) the date the common shares of the Company are listed and posted for trading on a recognized stock exchange; and (ii) three years from date of issuance.

As the debentures were convertible at the option of the holder through the issuance of common shares, the Debenture Units were segregated into debt and equity components based on their respective fair values at the date of issuance. The equity component noted below represents the value assigned to the holder’s conversion right and the common share purchase warrants and was included in shareholders’ equity. The liability component was calculated as the present value of the principal and the required interest payments discounted (for the three-year term to maturity) at an interest rate of 10% per annum, a rate approximating what would have been applicable to a non-convertible debenture at the time the debenture was issued. The equity component was determined as follows:

Face value	$1,100,000
Liability component	900,826

Net amount classified as shareholders’ equity on issuance	$199,174

On conversion of the Debenture Units the liability component above plus accumulated interest was added to shareholders’ equity and the previously reported “Equity component of convertible debentures” was reclassified to share capital.

Oilsands Quest Inc.
Notes to Financial Statements
July 31, 2006
(unaudited)
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
(b)	The issue discount between the liability component and face value of convertible debentures was amortized as additional interest expense over the period to conversion. During the three month period ended April 30, 2006, the Company recognized $5,330 as additional interest expense. At the date of conversion, a total of $52,496 has been included in interest on convertible debentures as amortization of the discount. This amount was transferred to share capital on conversion of the debentures.
4.	Income taxes
(a)	Future tax liability

The following summarizes the temporary differences that give rise to the future income tax liability at July 31 and January 31, 2006:

	July 31,	January 31,
	2006	2006
Book value of property and equipment in excess of tax value	$1,301,376	$1,475,913
Non-capital loss carry-forwards tax benefit	(185,783)	(137,168)
Share issue costs tax benefit	(122,992)	(131,961)
Other	(18,115)	(1,174)

	$974,486	$1,205,610

(b)	Future income taxes recovery differs from that which would be expected from applying the combined effective Canadian federal and provincial income tax rates of approximately 39.1% to loss before income taxes. The difference results from the following:

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	July 31,	July 31,	July 31,	July 31,
	2006	2005	2006	2005
Expected current income tax recovery	$(6,027,438)	$(19,068)	$(6,081,231)	$(57,949)
Resource allowance	22,162	2,010	34,036	9,598
Stock-based compensation	5,950,626	2,640	5,997,742	5,279
Impact of tax rate reduction	(161,297)	—	(161,297)	—
Other	(3,495)	(7,273)	4,385	(17,500)

	$(219,442)	$(21,691)	$(206,365)	$(60,572)

Oilsands Quest Inc.
Notes to Financial Statements
July 31, 2006
(unaudited)
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
5.	Share capital
(a)	Authorized

Unlimited voting common shares

Unlimited number of preferred shares
(b)	Issued — common shares

		Stated
	Number	Value
Balance, January 31, 2006	17,558,838	$21,953,571

Conversion of convertible debentures (note 3)	904,434	1,183,039

Exercise of warrants	234,375	393,600

Flow-through financing	703,054	37,409,503

Share issuance costs, net of tax benefit of $24,759	—	(43,961)

Balance, July 31, 2006	19,400,701	$60,895,752

In the six month period ended July 31, 2006, the Company issued 234,375 common shares for gross proceeds of $393,600 on the exercise of warrants.
On July 5, 2006 the Company completed a flow-through financing with CanWest Petroleum Corporation (“CanWest”) in which 703,054 shares were issued to CanWest for gross proceeds of $37,409,503. In accordance with the terms of the offering and pursuant to certain provisions of the Income Tax Act (Canada), the Company is required to expend $37,409,503 on qualifying expenditures for renouncement to CanWest before July 5, 2008. The future income tax impact of renouncing tax deductions to CanWest will be recorded when the tax filings renouncing amounts are made in an aggregate amount of $13,467,421 as a reduction of share capital and an increase to the future income taxes liability.

Oilsands Quest Inc.
Notes to Financial Statements
July 31, 2006
(unaudited)
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
(c)	A summary of the outstanding common share purchase warrants and agents options and changes during the period are as follows:

	Six Months Ended
	July 31, 2006
		Weighted
		Average
		Exercise
	Number	Price
Outstanding, beginning of period	2,444,513	$6.03
Exercised	(234,375)	1.68

Outstanding, end of period	2,210,138	$6.50

The following summarizes the outstanding common share purchase warrants and agent options at July 31, 2006:

		Weighted
		Average
	Number	Remaining
	Outstanding at	Contractual
Exercise Price	July 31, 2006	Life
$ 1.60	156,250	1.62 years
2.00	803,888	0.84
10.00	1,250,000	0.25

	2,210,138	0.56 years

(d)	Basic and diluted loss per share has been calculated using the weighted average number of common shares outstanding during the period as set out below. The exercise of stock options and warrants would be anti-dilutive.

Three Months	Three Months	Six Months	Six Months
Ended	Ended	Ended	Ended
July 31,	July 31,	July 31,	July 31,
2006	2005	2006	2005
18,900,628	12,498,281	18,520,604	11,639,955

Oilsands Quest Inc.
Notes to Financial Statements
July 31, 2006
(unaudited)
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
6. Stock based compensation
(a)	A summary of the Company’s stock options is as follows:

	Six Months Ended
	July 31, 2006
		Weighted
		Average
	Number	Exercise Price
Outstanding, beginning of period	700,000	$4.00

Granted	1,230,000	20.13

Outstanding, end of period	1,930,000	$14.28

Exercisable, end of period	1,130,000	$8.64

(b)	The following table summarizes information about stock options outstanding at July 31, 2006:

	Number	Number	Weighted Average
	Outstanding at	Exercisable at	Remaining
Exercise Price	July 31, 2006	July 31, 2006	Contractual Life
$ 0.50	200,000	200,000	3.29 years
3.00	100,000	—	4.01
6.00	715,000	715,000	4.54
25.00	915,000	215,000	4.75

	1,930,000	1,130,000	4.48 years

Oilsands Quest Inc.
Notes to Financial Statements
July 31, 2006
(unaudited)
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
(c)	The fair value of the options granted during the period was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Expected life (years)	5
Risk-free interest rate (%)	4.50
Expected volatility (%)	125
Expected dividend yield (%)	0
Weighted average stock option fair value per option granted	$26.63
In the six month period ended July 31, 2006, stock-based compensation costs of $15,339,490 (2005 — $13,500) has been expensed with an offsetting adjustment to contributed surplus and unrecognized compensation costs of $17,610,020 will be recorded in future periods as options vest.
7.	Commitments

In support of an expanded drilling program and in anticipation of a renewed exploration effort next winter, the Company has committed to the purchase of the required portable residential facility for delivery in fall, 2006 at a cost of approximately $4.0 million. The Company has advanced $480,000 in contractual commitments to July 31, 2006.

On July 1, 2006, the Company leased additional office space for a two-year term. The minimum lease payments for the next two years are $179,600 per annum.

8.	Subsequent events
(a)	Stock options

On August 1, 2006, 50,000 options with an exercise price of $50.00 were granted. These options will vest 25% immediately and 25% on each of the first, second and third anniversaries of the date of grant and expire on August 1, 2011.

Oilsands Quest Inc.
Notes to Financial Statements
July 31, 2006
(unaudited)
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
(b)	Corporate reorganization

On June 9, 2006, the Company entered into an agreement with CanWest that provided for the combination of the two companies. The reorganization was completed on August 14, 2006. Under the terms of the agreement, each of the common shares of Oilsands Quest Inc. not already owned by CanWest was exchanged for 8.23 non-voting exchangeable shares of Oilsands Quest Inc. The rights, privileges and restrictions governing the exchangeable shares provide that each exchangeable share may be exchanged for one CanWest common share. Through a voting trust arrangement, the holders of each exchangeable share are entitled to vote at all meetings of holders of common stock of CanWest. The exchangeable shares are entitled to a preference over the common shares in the event of a liquidation, dissolution or wind-up of Oilsands Quest Inc. whether voluntary or involuntary, or any other distribution of the assets of the Company, among its shareholders for the purpose of winding up its affairs.

The articles of the Company have been amended as required to effect this reorganization.

The Company paid its financial advisors $400,000 and issued 35,000 common shares (288,050 exchangeable shares) of the Company on the successful completion of this reorganization.
9.	United States accounting principles and reporting

The Company’s financial statements have been prepared in Canadian dollars and in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), which in most respects conform to accounting principles generally accepted in the United States (“U.S. GAAP”). Significant differences between Canadian and U.S. GAAP are described in this note:
(a)	Property and equipment

In accordance with U.S. GAAP and Securities and Exchange Commission guidelines, all exploration costs incurred to the date of establishing that a property is economically recoverable are charged to operations. Under Canadian GAAP, exploration and related general and administrative expenses are capitalized.

(b)	Convertible debentures

Under Canadian GAAP, the debt and equity components of convertible debentures are accounted for separately. Under U.S. GAAP, compound instruments are not divided into debt and equity components except for convertible features that are in-the-money at the time of issuance and convertible instruments that have detachable warrants. The common share purchase warrants attached to the convertible debentures issued during the year ended January 31, 2006 were determined to have no value therefore, the entire debenture is classified as a long-term liability under U.S. GAAP.

Oilsands Quest Inc.
Notes to Financial Statements
July 31, 2006
(unaudited)
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
Under U.S. GAAP, the convertible debenture must be accounted for at its par value and the interest expense must be calculated using the contract interest rate.

(c)	Flow-through shares

U.S. GAAP requires the stated capital on flow-through share issuances to be equal to the estimated fair market value of the shares on the date of issue. The difference between the gross proceeds received on the issuance of the shares and the estimated fair market value of the shares is recorded as a liability (“the Premium). Under Canadian GAAP, the gross proceeds received on flow-through share issuances are initially recorded as share capital. The remaining Premium recorded as a current liability under U.S. GAAP at July 31, 2006 is $7,481,901.

When the tax deductions are renounced to subscribers, Canadian GAAP requires that the stated capital be reduced by and a future tax liability be recorded for the estimated future income taxes payable as a result of the renouncement. Under U.S. GAAP, when expenditures are incurred the future tax liability is recorded through a charge to income tax expense less the reversal of the Premium previously reported.

(d)	Income taxes

Under U.S. GAAP, enacted tax rates are used to calculate future taxes, whereas under Canadian GAAP, substantively enacted tax rates are used. There are no differences for the periods ended July 31, 2006 and 2005.

(e)	Share-based payment

Under Canadian GAAP, compensation costs have been recognized in the financial statements based on the fair value of stock options granted to employees, officers and directors which follows similar recommendations under U.S. Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (FAS) 123(R). Under FAS 123(R) entities are required to use the grant-date fair value of the award in measuring the cost of employee services received in exchange for an equity award of equity instruments. Compensation cost is required to be recognized over the requisite service period. Forfeitures must be estimated.

For liability awards, entities are required to re-measure the fair value of the award at each reporting date up until the settlement date. Changes in fair value of liability awards during the requisite service period are required to be recognized as compensation cost over the vesting period. Compensation cost is not recognized for equity instruments for which employees do not render the requisite service.

Oilsands Quest Inc.
Notes to Financial Statements
July 31, 2006
(unaudited)
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
The Company elected to apply the modified prospective application in adopting FAS 123(R) on February 1, 2006. Under modified prospective application, FAS 123(R) applies to new awards and to awards modified, repurchased or cancelled after February 1, 2006. The adoption of FAS 123(R) did not result in restatement of prior periods.

(f)	Consolidated statement of cash flows

Under U.S. GAAP, separate subtotals within cash flows from operating activities are not presented.

(g)	Recent accounting pronouncements

Accounting changes and error corrections

As of January 1, 2006, the Company is required to adopt, for U.S. GAAP purposes, SFAS 154 “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and SFAS 3”. SFAS 154 requires retrospective application of changes in accounting principles to prior period financial statements, unless it is impracticable to do so. Previously, Opinion 20 required that voluntary changes in accounting principles be recognized by including the cumulative effect of the new accounting principle in net income of the period of the change. The Company does not expect this standard to have a material impact on the financial statements.

(h)	Summary of Significant Differences between U.S. GAAP and Canadian GAAP
(i)	Reconciliation of Net Loss under Canadian GAAP to U.S. GAAP

		Three	Three	Six	Six
		Months	Months	Months	Months
		Ended	Ended	Ended	Ended
		July 31,	July 31,	July 31,	July 31,
	Notes	2006	2005	2006	2005
Net loss under Canadian GAAP		$15,196,001	$27,076	$15,346,656	$87,635
Exploration expense	(a)	578,732	45,307	3,982,585	88,478
Corporate expense	(a)	246,033	95,772	413,439	186,802
Interest on convertible debentures	(b)	—	(25,894)	(5,330)	(42,059)
Future tax expense, net of valuation allowance	(c)	233,332	8,654	231,124	9,478

Net loss under U.S. GAAP		$16,254,098	$150,915	$19,968,474	$330,334

Net loss per share – basic and diluted		$0.86	$0.01	$1.08	$0.03

Oilsands Quest Inc.
Notes to Financial Statements
July 31, 2006
(unaudited)
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
(ii)	Condensed Balance Sheets

	Notes	July 31, 2006		January 31, 2006
		Canadian	U.S.	Canadian	U.S.
		GAAP	GAAP	GAAP	GAAP
Current assets		$50,820,857	$50,820,857	$18,284,926	$18,284,926
Property and equipment	(a)	11,573,982	2,879,633	7,080,432	2,782,107
Other non-current assets		1,296	1,296	27,868	27,868

		$62,396,135	$53,701,786	$25,393,226	$21,094,901

Current liabilities	(c)	$866,761	$8,348,662	$1,393,017	$1,393,017
Accrued interest on convertible debentures		—	—	27,560	27,560
Convertible debentures	(b)	—	—	947,992	1,100,000
Future income taxes	(c)	974,486	—	1,205,610	—

		1,841,247	8,348,662	3,574,179	2,520,577

Share capital	(b),(c)	60,895,752	54,026,061	21,953,571	22,618,277
Contributed surplus		15,649,740	15,649,740	310,250	310,250
Equity component of convertible debentures	(b)	—	—	199,174	—
Deficit	(a),(b),(c)	(15,990,604)	(24,322,677)	(643,948)	(4,354,203)

		60,554,888	43,353,124	21,819,047	18,574,324

		$62,396,135	$53,701,786	$25,393,226	$21,094,901

Oilsands Quest Inc.
Notes to Financial Statements
July 31, 2006
(unaudited)
Prepared using Canadian Generally Accepted Accounting Principles
All Amounts in CDN$, Unless Otherwise Indicated.
(iii)	Statements of Cash Flows under U.S. GAAP

	Three	Three	Six	Six
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	July 31,	July 31,	July 31,	July 31,
	2006	2005	2006	2005
Operating activities
Net loss	$(16,254,098)	$(150,915)	$(19,968,474)	$(330,334)
Items not affecting cash
Interest on convertible debentures	—	15,750	2,983	25,875
Stock-based compensation	15,218,990	6,750	15,339,490	13,500
Amortization	10,524	3,995	18,218	5,846
Future income tax expense (recovery)	13,890	(13,037)	24,759	(51,094)
Changes in non-cash working capital	281,868	(108,435)	(1,056,175)	(46,880)

	(728,826)	(245,892)	(5,639,199)	(383,087)

Financing activities
Cash provided by financing activities	37,380,401	4,545,737	37,762,251	5,690,924

Investing activities
Cash used in investing activities	(41,134)	(582,995)	(117,040)	(1,448,616)

Net increase in cash and cash equivalents	36,610,441	3,716,850	32,006,012	3,859,221

Cash and cash equivalents, beginning of period	13,454,302	706,391	18,058,731	564,020

Cash and cash equivalents, end of period	$50,064,743	$4,423,241	$50,064,743	$4,423,241

Exhibit 99.3
CANWEST PETROLEUM CORPORATION
(AN EXPLORATION STAGE COMPANY)
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JULY 31, 2006
(UNAUDITED — PREPARED BY MANAGEMENT)
(STATED IN U.S. DOLLARS)

	As stated			Pro forma
	July 31,	Note	Pro forma	July 31,
	2006	4	Adjustments	2006

Assets

Current
Cash	$50,578,956	b	$(1,943,978)
		d	15,770,000
		e	(16,701,446)	$47,703,532
Other	859,662			859,662

	51,438,618		(2,875,424)	48,563,194
Properties	35,062,763	a	319,022,948
		b	1,943,978
		c	(24,446,264)
		e	16,701,446	348,284,871
Investment	310,291			310,291

	$86,811,672		$310,346,684	$397,158,356

Liabilities

Current	$17,885,035		$	$17,885,035
Future Income Taxes	861,082			861,082
Non-Controlling Shareholder Interest	16,323,010	c	(16,323,010)	0

	35,069,127		(16,323,010)	18,746,117

Equity

Capital Stock, Treasury Stock and Additional Paid-In Capital	134,827,631	a	319,022,948
		d	15,770,000	469,620,579

Deficit
April 30, 2006	(62,640,868)	c	(2,972,171)	(65,613,039)
Net loss for the three months Ended July 31, 2006	(19,945,525)		(5,151,083)	(25,096,608)
Other comprehensive income	(498,693)			(498,693)

	51,742,545		326,669,694	378,412,239

	$86,811,672		$310,346,684	$397,158,356

See Notes to the Pro Forma Condensed Financial Statements

CANWEST PETROLEUM CORPORATION
(AN EXPLORATION STAGE COMPANY)
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JULY 31, 2006
(UNAUDITED — PREPARED BY MANAGEMENT)
(STATED IN U.S. DOLLARS)

	As Stated for			Pro forma for
	the Three			the Three
	Months			Months
	Ended			Ended
	July 31,	Note	Pro forma	July 31,
	2006	4	Adjustments	2006

Expenditures
Stock-based compensation	$22,008,597		$	$22,008,597
Consulting	1,867,423			1,867,423
Exploration costs	649,272			649,272
Professional fees	573,338			573,338
Office	284,208			284,208
Advertising and promotion	80,585			80,585
Rent	57,465			57,465
Travel	28,352			28,352
Interest	23,005			23,005
Transfer agent fee	11,390			11,390

	25,583,635			25,583,635

Other Item
Interest income	(290,586)			(290,586)

Loss Before Income Tax Recovery and Non-Controlling Shareholder Interest	25,293,049			25,293,049
Income Tax Recovery	(196,441)			(196,441)

Loss Before Non-Controlling Shareholder Interest	25,096,608			25,096,608
Non-Controlling Shareholder Interest	(5,151,083)	c	5,151,083	0

Net Loss	$19,945,525		$5,151,083	$25,096,608

Loss Per Share	$(0.17)			$(0.13)

Weighted Average Number of Common Shares Outstanding	117,722,101			198,376,405

See Notes to the Pro Forma Condensed Financial Statements

CANWEST PETROLEUM CORPORATION
(AN EXPLORATION STAGE COMPANY)
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED APRIL 30, 2006
(UNAUDITED — PREPARED BY MANAGEMENT)
(STATED IN U.S. DOLLARS)

	As Stated for			Pro Forma
	the Year			for the Year
	Ended			Ended
	April 30,	Note	Pro forma	April 30,
	2006	4	Adjustments	2006

Expenditures
Non-cash financing	$34,047,988		$	$34,047,988
Consulting	9,525,155			9,525,155
Exploration costs	8,291,018			8,291,018
Advertising and promotion	2,464,812			2,464,812
Professional fees	1,055,582			1,055,582
Interest	580,718			580,718
Office	393,501			393,501
Transfer agent fee	170,859			170,859
Travel	131,398			131,398
Rent	88,286			88,286

	56,749,317			56,749,317

Other Items
Recovery of exploration costs	(936,469)			(936,469)
Interest income	(273,304)			(273,304)

Loss Before Income Tax Recovery and Non-Controlling Shareholder Interest	55,539,544			55,539,544
Income Tax Recovery	(21,956)			(21,956)

Loss Before Non-Controlling Shareholder Interest	55,517,588			55,517,588
Non-Controlling Shareholder Interest	(2,876,685)	c	2,876,685	0

Net Loss	$52,640,903		$2,876,685	$55,517,588

Loss Per Share	$(0.64)			$(0.34)

Weighted Average Number of Common Shares Outstanding	81,989,009			162,643,313

See Notes to the Pro Forma Condensed Financial Statements

CANWEST PETROLEUM CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2006
(UNAUDITED — PREPARED BY MANAGEMENT)
(STATED IN U.S. DOLLARS)
On August 14, 2006, CanWest Petroleum Corporation (the “Company” or “CanWest”) completed the reorganization pursuant to the terms of a reorganization agreement, whereby the Company increased its ownership interest in Oilsands Quest Inc. (“OQI”), going from a 64.08% ownership interest to a 100% voting interest. The Company also completed a private placement of 4,150,000 shares of its common stock for gross proceeds of $15,770,000. No commissions were paid in connection with the private placement. According to the terms of the private placement, the gross proceeds were used to purchase the shares of Stripper Energy Services, Inc. (“Stripper”), a private Alberta company whose sole asset is a 2.5% gross overriding royalty on certain permit lands held by OQI, for $16,701,446 net of a deposit, paid during the three months ended July 31, 2006, of $1,130,927.
The following unaudited pro forma condensed consolidated financial statements have been prepared based on the July 31, 2006 historical consolidated financial statements of the Company after giving effect to the acquisition of all of the minority interest (35.92%) in OQI, the private placement of 4,150,000 shares of CanWest common stock and the acquisition of 100% of Stripper as described in the notes to these unaudited pro forma consolidated financial statements. CanWest has consolidated the operating results of OQI from its commencement of operations on September 24, 2004. However, the acquisition-purchase adjustments are being accounted from the perspective that the Company was the acquirer of OQI’s net assets in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”, and Emerging Issues Task Force Issue 98-03, “Determining Whether a Non-monetary Transaction Involves Receipt of Productive Assets of a Business” on August 14, 2006.
The unaudited pro forma condensed consolidated statements of operations for the year ended April 30, 2006 and three months ended July 31, 2006 gives effect to the acquisition of the 35.92% interest in OQI and the related acquisition-purchase adjustment as if it had occurred at the beginning of the year and has been derived from:
•	the unaudited historical consolidated balance sheet of CanWest as at July 31, 2006;
•	the audited historical consolidated statement of operations of CanWest for the year ended April 30, 2006 and unaudited three months ended July 31, 2006; and
•	the audited historical statement of operations of OQI for the year ended January 31, 2006 and unaudited three months and six months ended July 31, 2006.
Stripper‘s sole asset is its 2.5% gross overriding royalty on certain permit lands held by OQI which it acquired for nominal consideration and has been otherwise inactive. Thus its activities do not effect the condensed consolidated statements of operations for the year ended April 30, 2006 and the three months ended July 31, 2006.
The total purchase price has been allocated to assets acquired and liabilities assumed based on management’s estimates of fair value. The allocations made are subject to change pending a final analysis of the fair value of the assets acquired and liabilities assumed, which could result in material changes from the information presented. The pro forma consolidated balance sheet does not purport to be indicative of the financial position that would have resulted had the transaction taken place on July 31, 2006.
The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the acquisition had occurred at the beginning of the periods presented, nor is it indicative of future operating results. The unaudited pro forma consolidated financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the consolidated companies. The pro forma information should be read in conjunction with the accompanying notes hereto, and in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in its annual reports on Form 10-KSB and quarterly reports on Form 10-QSB. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

Note 1. Basis of Pro Forma Presentation
The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission and in accordance with generally accepted accounting principles of the United States of America Because these unaudited pro forma condensed consolidated financial statements have been prepared based on estimates of fair value attributable to the acquisition, the actual amounts recorded for the acquisition may differ from the information presented in these unaudited pro forma consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the consolidated companies. The pro forma information should be read in conjunction with the accompanying notes hereto, and in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in its annual reports on Form 10-KSB and quarterly reports on Form 10-QSB.
Note 2. Acquisition of the minority interest (35.92%) in Oilsands Quest Inc.
The Company has consolidated the operating results of OQI from its commencement of operations on September 24, 2004. The total purchase price of the acquisition $319,022,948, which is comprised of the fully diluted number of Exchangeable Shares, has been allocated to property costs. The deemed value of the Exchangeable Shares is based on $4.17, being the average trading price of the Company’s common shares for the five days prior to and following August 14, 2006. Any future proceeds received from the exercise of OQI options or warrants or the cancellation of OQI options and warrants will reduce the purchase price if and when these events occur.
In connection with the reorganization agreement, CanWest also entered into a Voting and Exchange Trust Agreement with OQI and Computershare Trust Company of Canada (“CTC”), and a Support Agreement with OQI. Collectively, these agreements are referred to as the “Acquisition Agreements.” According to the Acquisition Agreements, all common shares of OQI, other than those held by the Company, were exchanged for a new class of OQI shares called Exchangeable Shares on the basis of 8.23 Exchangeable Shares for each one OQI common share. The Exchangeable Shares are exchangeable at any time on a one-for-one basis, at the option of the holder, for the Company’s shares of common stock. OQI can redeem the outstanding Exchangeable Shares on the same terms at any time after August 14, 2013 and only under certain limited circumstances prior to August 14, 2013 in accordance with the Acquisition Agreements. An Exchangeable Share provides a holder with economic terms and voting rights, which are, as nearly as practicable, effectively equivalent to those of a share of the Company’s common stock. Holders of Exchangeable Shares have registration rights with respect to the resale of the Company’s common stock. The Exchangeable Shares are entitled to a preference over the OQI common shares in the event of a liquidation, dissolution or wind-up of OQI whether voluntary or involuntary, or any other distribution of the assets of OQI among its shareholders for the purpose of winding up its affairs. CanWest may issue up to an aggregate of 76,504,304 shares of CanWest common stock, of which 57,349,388 were issued on closing with the balance to be issued on the exercise of OQI options and warrants. The Exchangeable Shares are represented for voting purposes in the aggregate by one share of the Company’s Series B Preferred Stock.
In connection with the closing of the Acquisition Agreements, the Company’s financial advisor was paid a success fee of $1,590,528. In addition, OQI issued 288,050 Exchangeable Shares and paid $353,450 as success fees to its financial advisors.
Note 3. Acquisition of Stripper Energy Services, Inc.
On August 15, 2006 CanWest acquired all of the issued and outstanding shares of Stripper Energy Services, Inc. (“Stripper”), a private inactive Alberta company, whose sole asset is a 2.5% gross overriding royalty on certain permit lands held by OQI, for $16,701,446, net of a deposit, paid during the three months ended July 31, 2006, of $1,130,927. The total purchase price for the Stripper shares has been allocated to property costs.
In conjunction with the acquisition of Stripper, CanWest completed a private placement of 4,150,000 shares of its common stock for gross proceeds of $15,770,000, which according to the terms of the private placement were used for the purchase of Stripper. No commissions were paid in connection with this private placement.

Note 4. Pro Forma Adjustments
The following pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable:
a)	The acquisition of the minority interest in OQI through the issuance by OQI of Exchangeable Shares, which may be converted into up to 76,504,304 common shares of the Company, at the holders election, at a deemed value of $319,022,948. The deemed value of the Exchangeable Shares is based on $4.17 per CanWest common share, being the average trading price of the Company’s common shares for the five days prior to and following August 14, 2006.
b)	The payment of $1,943,978 in fees with respect to the transaction in (a).
c)	The allocation of non-controlling shareholder interest to properties and share of net loss.
d)	The issuance by the Company of 4,150,000 shares of common stock for proceeds of $15,770,000 under a private placement.
e)	The acquisition of all the shares of Stripper for cash of $16,701,446, which was net of a deposit of $1,130,927 paid and recorded as a property cost during the three months ended July 31, 2006.
Note 5. Unaudited Pro Forma Loss Per Share Data
Basic and diluted pro forma losses per share were calculated using the weighted average shares outstanding of the registrant for the year ended April 30, 2006 and three months ended July 31, 2006 assuming the 80,654,304 shares issued in connection with the acquisition and the private placements were issued at the beginning of each period.